EXHIBIT 3.3

                         CHARTER FOR THE AUDIT COMMITTEE
                        OF AMERICAN HOMESTAR CORPORATION
                               SEPTEMBER 19, 2001

I.   DESCRIPTION  AND  PURPOSE

The Audit Committee (the "Committee") is a standing committee of the Board of Directors (the "Board") of American Homestar Corporation (the "Company") whose primary function is to ensure the integrity of the Company's financial statements. The Committee shall assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Board and others, the internal control structure, the audit process, and the adherence to applicable laws and regulations. Considering the size and complexity of the Company, the Committee shall apply reasonable materiality standards to all of its activities.

II.  COMPOSITION/EXPERTISE  REQUIREMENT  OF  AUDIT  COMMITTEE  MEMBERS

A.   IN GENERAL
     ----------

     1. The Committee shall consist of at least two members, comprised solely of Independent Directors, as that term is defined below.

     2. Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable period of time after his or her appointment to the Committee.

     3. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

     4. Each member shall be appointed by the Board and shall serve for a period of one year or until such time as his or her successor has been duly appointed and qualified.

B.   INDEPENDENT  DIRECTOR

As used in this Charter, "Independent Director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of their independence from management and the Company. The following persons shall not be considered independent:

     1.   Employees.  A  director  who  is  an  employee (including non-employee
          ---------
          executive officers) of the Company or any of its affiliates may not serve on the Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director could serve on the Committee after three years following the termination of the relationship between the Company and the former parent or predecessor.

     2.   Business  Relationship.  A  director (i) who is a partner, controlling
          ----------------------
          shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the Committee only if the Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated. "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Committee without the above-referenced Board's determination after three years following the termination of, as applicable, either (a) the relationship between the organization with which the director is affiliated and the Company,
          (b) the relationship between the director and his or her partnership status, shareholder interest or executive officer posit ion, or (c) the direct business relationship between the director and the Company.

     3.   Cross  Compensation  Committee  Link. A director who is employed as an
          ------------------------------------
          executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Committee.

     4.   Immediate  Family.  A director who is an Immediate Family member of an
          -----------------
          individual who is an executive officer of the Company or any of its affiliates cannot serve on the Committee until three years following the termination of such employment relationship, "Immediate Family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

C.   LIMITED  EXCEPTION  TO  INDEPENDENT  DIRECTOR  REQUIREMENT.
     ----------------------------------------------------------

Notwithstanding the requirements of subparagraphs II.B.1 and II.B.4 of this Charter, one director who is no longer an employee or who is an Immediate Family member of a former executive officer of the Company or its affiliates, but is not considered independent pursuant to these provisions due to the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the Committee if the Board determines in its business judgment that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reason for that determination.

III. MEETINGS

The Committee shall meet as frequently as circumstances require, but in any event on a quarterly basis. The Committee may ask members of management or others to attend meetings and may provide pertinent information to them as the Committee deems necessary. The Committee should meet privately in executive session at least annually with management, the director of the Company's internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or any of those groups believe should be discussed. In addition, the Committee should communicate with management and the independent -auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures. Minutes shall be taken for each Committee meeting which shall then be approved at the next meeting of the Committee.

IV.  RESPONSIBILITIES  AND  DUTIES

The Committee's primary responsibilities and duties are as follows:

A.   IN  GENERAL
     -----------

     1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     2. Monitor the independence and performance of the Company's independent auditors and the performance of the Company's internal auditing department.

     3. Provide an avenue of communication between the independent auditors and the Company's internal auditing department.

     4. Provide an avenue of communication among the independent auditors, management, the Company's internal auditing department, and the Board.

B.   Review  Procedures

     1.   Review  and  reassess the adequacy of this Charter on an annual basis.
          Submit the Charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations and the rules of the stock exchange on which the Company's securities are traded.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding principals, practices, and judgments.

     3. In conjunction with management, the independent auditors, and the Company's internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the Company's internal auditing department together with management's responses.

     4. Review with management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principals and any items required to be communicated by the independent auditors in accordance with SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented. The Chairman of the Committee may represent the entire Committee for purposes of this review.

     5.   Review  with  the  independent  auditor:

          a. The Company's financial statements and related footnotes and the independent auditor's report thereon, including their report on the adequacy of the Company's internal controls and any significant recommendations they may offer to improve internal controls;

          b. Any significant accruals, reserves or estimates which may have a material impact on the financial statements; and

          c. Any difficulties or disputes with management encountered by the independent auditor during the course of the audit and any instances of second opinions sought by management.

     6.   Consider  and  review  with  the  independent  auditor:

          a. The adequacy of the Company's internal controls and any significant findings during the year and management's responses thereto; and

          b. Any difficulties, encountered in the course of the internal audits, including any restrictions on the scope of their work or access to required information.

     7. Consider with management and the independent auditor the possible impact of any pending changes in accounting standards or rules as promulgated by the FASB or others.

     8. Review with legal counsel any legal and regulatory matters that may have a material impact on the financial statements and any reports received from regulators, and any environmental compliance and reserves.

     9. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

C.   INDEPENDENT  AUDITORS
     ---------------------

     1. The independent auditors are ultimately accountable to the Committee and the Board. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

     2. The Committee is responsible for ensuring that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard I (Independence Discussions with Audit Committees), as may be modified or supplemented, and the Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking, or recommending that the Board take appropriate action to oversee the independence of the independent auditor. The Committee shall review the independence and the performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. To ensure independence, on an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     3. Review the independent auditors' audit plan, discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach to ensure completeness of coverage, reduction in redundant efforts, and the effective use of audit resources.

     4. Approve the fees and other significant compensation to be paid to the independent auditors.

V.   INVESTIGATIONS

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and duties and it has direct access to the independent auditors as well as anyone in the Company. The Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary to fulfill its responsibilities and duties.

VI.  WRITTEN  AFFIRMATION

Once each year the Committee shall provide the Company through the Board, and the Company shall provide to the stock exchange on which the Company's securities are traded, written confirmation regarding:

     1. Any determination that the Board has made regarding the independence of directors who are members of the Committee pursuant to this Charter;

     2.   The  financial  literacy  of  the  Committee  members;

     3. The determination that at least one of the Committee members has accounting or related financial management expertise; and

     4.   The  annual  review  and  reassessment  of  this  Charter.

VII. AUDIT  COMMITTEE  REPORT

In its annual proxy statement, the Company must include a report of the Committee, it must provide disclosures regarding the independence of the Committee members, and at least once every three (3) years it must attach a copy of the Committee Charter as an exhibit to the proxy statement. As set forth in
Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A, the Committee's report must state whether:

     1. the Committee has reviewed and discussed the audited financial statements with management;

     2. the Committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61;

     3. the Committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. I and has discussed with the independent auditors the independent auditor's independence; and

     4. based on the review and discussions referred to in paragraphs 1 through 4, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

The name of each member of the Committee must appear below the Committee's report.